Exhibit 99.1
Press Release
Final Data from a Phase 2 Trial Presented at ASCO Specifies Dose-dependent Activity of Adecatumumab (MT201)
Bethesda, MD, June 4, 2007 – Micromet, Inc. (NASDAQ: MITI), a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases, today reported final data from the randomized phase 2 clinical trial of adecatumumab (MT201) in metastatic breast cancer (MBC) patients, including recent exploratory posthoc subgroup analyses. Adecatumumab originated at Micromet and is being developed in collaboration with Merck Serono, a division of Merck KGaA, Darmstadt Germany. The product candidate, a fully human monoclonal antibody targeting tumor cells overexpressing the epithelial cell adhesion molecule (EpCAM), was tested as a single agent at two dose levels to assess its efficacy and safety in patients with EpCAM-positive metastatic breast cancer (N=109). EpCAM expression has been implicated to be a negative prognostic marker associated with strongly decreased overall survival in MBC patients.
The final data set of the Phase 2 clinical trial of adecatumumab in patients with metastatic breast cancer including new additional subgroup analyses was presented at the 43rd Congress of the American Society of Clinical Oncology (ASCO) in Chicago, IL. As previously reported, the primary endpoint of the clinical trial (i.e., 25 percent clinical benefit rate at week 24) was not reached. However, a significant prolongation of time-to-progression in patients treated with the higher dose of adecatumumab compared to patients receiving the lower dose was shown (p<0.05).
The additional analysis was triggered by the trend toward increased time-to-progression in patients treated with adecatumumab expressing “high” EpCAM levels as opposed to patients treated with adecatumumab with “low” EpCAM expression on their primary tumor tissue. This observation is in contrast to EpCAM expression being implicated as a negative prognostic marker associated with strongly decreased overall survival in MBC patients.
The retrospective analysis of the data set applied modified EpCAM cut-off criteria. Whereas the original criteria used to define a tumor’s EpCAM expression as “high” allowed samples with both medium (2+) and high intensity (3+) staining in the immunohistochemistry (IHC), the retrospective analysis restricted “high” EpCAM to patients with high intensity (3+) staining specimens only. In a second step, various cut-off criteria for the required frequency of stained cells in those 3+ samples were applied.
Overall, all efficacy parameters of adecatumumab on disease progress (clinical benefit rate, time to tumor progression, progression free survival) improved with increasing EpCAM expression. Whereas only 2.9% of patients with “low” EpCAM expressing tumors were progression-free after 24 weeks of follow-up, this outcome was shown in 12.2% of patients in the original “high” EpCAM group. Applying the most stringent criteria for “high” EpCAM expression used in the retrospective analysis resulted in 22.2% of patients with high-EpCAM expressing tumors with no signs of disease progression after 24 weeks. Notably, 30% of patients receiving high-dose adecatumumab in this specific group did not progress up to week 24. The poster presentation with more detailed information has been filed with the SEC and can be viewed on the company’s website at www.micromet-inc.com.
“While the previously reported data of this Phase 2 clinical trial already suggested activity of adecatumumab, this finding now is corroborated by the results of the retrospective analyses” the principal investigator, Dr. Ahmad Awada, Head of the Medical Oncology Clinic at Institute Jules Bordet in Brussels, Belgium, commented. “The finding of better clinical outcome in patients with truly high EpCAM expressing tumors confirms the targeted nature of adecatumumab and is in line with observations from other tumor-specific monoclonal antibodies in oncology like Herceptin®”.
Adecatumumab was generally well tolerated with the observation of a dose-dependent incidence of adverse events (AE’s). The most frequent AE’s were fever, chills, diarrhea, hypertension, lymphopenia, and elevation of pancreatic enzymes, and most AE’s were of mild to moderate severity.
Adecatumumab is currently being explored for tolerability in combination with docetaxel in an ongoing phase 1b clinical trial in patients with metastatic breast cancer. An additional phase 1 clinical trial is currently planned to investigate further increased doses of adecatumumab and intensified dosing regimens in other EpCAM-expressing solid tumors such as colorectal cancer, lung cancer, gastric cancer, and ovarian cancer.

About Micromet, Inc. (www.micromet-inc.com)
Micromet, Inc. is a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases. Two product candidates are currently in clinical trials. MT103/MEDI-538, which is the first product candidate based on Micromet’s novel BiTE(R) product development platform, is being evaluated in a phase 1 clinical trial for the treatment of patients with non-Hodgkin’s lymphoma. The BiTE product development platform is based on a unique, antibody-based format that leverages the cytotoxic potential of T cells, widely recognized as the most powerful ‘killer cells’ of the human immune system. Adecatumumab (MT201), a recombinant human monoclonal antibody which targets EpCAM expressing tumors, has completed two phase 2a clinical trials, one in patients with breast cancer and the other in patients with prostate cancer. In addition, a phase 1b trial evaluating the safety and tolerability of MT201 in combination with docetaxel is currently ongoing in patients with metastatic breast cancer. Micromet has established collaborations with MedImmune, Inc. for MT103/MEDI-538 and Merck Serono for adecatumumab (MT201).
Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the company’s clinical development activities; the observation of clinical activity of MT201 in metastatic breast cancer; the potential for such clinical activity to be confirmed in additional clinical trials; the potential for adecatumumab to offer a treatment option for patients with high EpCAM overexpression; Micromet’s and Merck Serono’s intention to continue the development of adecatumumab for the treatment of metastatic breast cancer in combination with docetaxel; the evaluation of other solid tumor settings for additional development opportunities; Micromet’s and Merck Serono’s intention to continue to explore the future development opportunities; and plans regarding regulatory filings. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that encouraging results from clinical trials may not be confirmed upon further analysis of the detailed results of a clinical trial and additional information relating to the safety, efficacy or tolerability of our product candidates may be discovered upon further analysis of the clinical trial data, the risk that we will not obtain approval to market our product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners, including Merck Serono, for further clinical trials, development and commercialization of product candidates, including MT201. You are urged to consider statements that include the words “ongoing”, “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “suggests”, “plans”, “anticipates”, “intends”, “continues”, “forecast”, “designed”, “goal”, or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in our periodic reports and other filings with the SEC.
Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. Micromet, Inc. undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
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